                                                                    EXHIBIT 23.1

                          Consent of BDO Seidman, LLP

                 Independent Registered Public Accounting Firm


Celeritek, Inc.
Santa Clara, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-2886 pertaining to the 1985 Stock Incentive Program, the Outside Directors' Stock Option Plan, the Employee Qualified Stock Purchase Plan and the 1994 Stock Option Plan; Form S-8 No. 333-52037,
No. 333-89275 and No. 333-100784 pertaining to the 1994 Stock Option Plan;
Form S-8 No. 333-68249 pertaining to the Employee Qualified Stock Purchase Plan; Form S-8 No. 333-49906 pertaining to the 1994 Stock Option Plan and the
2000 Nonstatutory Stock Option Plan; Form S-8 No. 333-67624 pertaining to the 1994 Stock Option Plan and the Employee Qualified Stock Purchase Plan; Form S-8 No. 333-102538 pertaining to the Tavanza, Inc. 2000 Stock Incentive Plan; and Form S-8 No. 333-110164 pertaining to the 1994 Stock Option Plan and the Outside Directors' Stock Option Plan of Celeritek, Inc. of our report dated
April 30, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.



/s/ BDO Seidman, LLP

San Jose, California
June 24, 2004